Exhibit 10.4

EXECUTION VERSION

AMENDMENT AGREEMENT

Dated as of February 1, 2011

by and among

AMPHENOL FUNDING CORP.,
as Seller,

AMPHENOL CORPORATION,
as Servicer,

ATLANTIC ASSET SECURITIZATION LLC,
as Conduit Purchaser,

and

CRÉDIT AGRICOLE CORPORATE
AND INVESTMENT BANK
as Administrative Agent for the Purchasers
and Related Committed Purchaser

This AMENDMENT AGREEMENT (this “Agreement”), dated as of February 1, 2011 (the “Amendment Effective Date”), is by and among Amphenol Funding Corp., a Delaware corporation, as Seller (“AFC”), Amphenol Corporation, a Delaware corporation, as Servicer (“Amphenol”), Atlantic Asset Securitization LLC, a Delaware limited liability company, as Conduit Purchaser (“Atlantic”), and Crédit Agricole Corporate and Investment Bank, f/k/a Calyon New York Branch, a French banking corporation, duly licensed under the laws of the State of New York, as Administrative Agent for the Purchasers and as the sole Related Committed Purchaser as of the date hereof (“Crédit Agricole”).

Reference is hereby made to that certain Receivables Purchase Agreement, dated as of July 31, 2006 (as amended or otherwise modified, the “Receivables Purchase Agreement”), among AFC, Amphenol, Atlantic and Crédit Agricole.

RECITALS

WHEREAS, the parties hereto entered into the Receivables Purchase Agreement, pursuant to which AFC agreed to sell to Atlantic, as Conduit Purchaser, undivided percentage ownership interests in the Pool Receivable Assets, as defined in the Receivables Purchase Agreement, and Crédit Agricole, as Committed Purchaser, agreed to purchase the Pool Receivables Assets upon Atlantic’s refusal to so purchase and the satisfaction of certain conditions set forth in the Receivables Purchase Agreement;

WHEREAS, the parties hereto wish to amend the Receivables Purchase Agreement to provide for the establishment of the Term-Out Accounts and certain other matters, as herein set forth;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINED TERMS

SECTION 1.1  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Receivables Purchase Agreement.

ARTICLE II
AMENDMENTS TO THE AFFECTED DOCUMENTS

SECTION 2.1  Amendments to Receivables Purchase Agreement.

(a)           Section 1.12 of the Receivables Purchase Agreement is hereby amended in its entirety to read as follows:

“Section 1.12.        Termination Date; Term-Out Accounts.

(a)           Extension of Termination Date.  The Seller may request the extension of any Related Committed Purchaser’s Commitment Expiry Date for an additional three hundred and sixty four (364) days from time to time by providing the Administrative Agent with a written request for such extension no fewer than sixty (60) days prior to such Related Committed Purchaser’s Commitment Expiry Date then in effect.  The Administrative Agent shall provide written notice to the Seller on or prior to the thirtieth (30th) day (the “Consent Date”) before the applicable Related Committed Purchaser’s Commitment Expiry Date then in effect of its desire to extend (any such Committed Purchaser an “Extending Committed Purchaser”) or not to so extend such date (any such Committed Purchaser a “Non-Extending Committed Purchaser”); provided, however, that notwithstanding anything to the contrary herein, failure to provide such notice shall be deemed to be a refusal by such Related Committed Purchaser to so extend its Commitment Expiry Date.  If Related Committed Purchasers holding less than 100% of the aggregate Commitment of all Commitments consent to such extension, then at the direction of the Seller, in its sole discretion, the Purchase Limit may be reduced to an amount equal to the aggregate of the Commitments of all Related Committed Purchasers other than the Non-Extending Committed Purchasers.  Notwithstanding any Non-Extending Committed Purchaser’s rejection of a request to extend its Commitment or anything to the contrary in this Receivables Purchase Agreement, the Commitment Expiry Date shall not occur with respect to the other Related Committed Purchasers as a result of such Non-Extending Committed Purchaser’s failure to agree to extend its Commitment Expiry Date and shall not occur until the earlier to occur of (i) the date on which the Facility Termination Date occurs pursuant to Section 2.2, (ii) the Commitment Expiry Date set forth in the Seller’s request to extend the Commitment Expiry Date (provided, however, that the Commitment Expiry Date shall not be extended beyond the Facility Termination Date), and (iii) the end of the Term-Out Period.

(b)           Term-Out Period Deposits. By 11:00 a.m. (New York time) on the Commitment Expiry Date, each Non-Extending Committed Purchaser (other than those Non-Extending Committed Purchasers for which, at the option of the Seller, there has been a reduction of its related Commitment to zero as described in Section 1.12(a) above) shall, subject to the satisfaction of the applicable conditions set forth in Section 3 of Exhibit II, (A) establish such Non-Extending Committed Purchaser’s Term-Out Period Account and (B) make a Term-Out Period Deposit by depositing, in same day funds to such Non-Extending Committed Purchaser’s Term-Out Period Account, an amount equal to such Non-Extending Committed Purchaser’s full Commitment (i.e., notwithstanding any previous Purchases) as of such date.  The Non-Extending Committed Purchaser shall direct the investment of the amounts on deposit in such Non-Extending Committed Purchaser’s Term-Out Period Account, and the proceeds of such investments, in Permitted Investments (it being understood that the full amount deposited by any such Non-Extending Committed Purchaser shall at all times be available for withdrawal from such Term-Out Deposit Account in accordance with the terms of this Receivables Purchase Agreement).  For the avoidance of doubt, in the event that the conditions set forth in Section 3 of Exhibit II are not satisfied on the Commitment Expiry Date, no Non-Extending Committed Purchaser shall be required to establish a Term-Out Period Account.

(c)           Term-Out Period Account Funded Purchases.  No later than 12:00 noon (New York time), on the Commitment Expiry Date on which any Non-Extending Committed Purchaser makes the initial deposit into the related Term-Out Period Accounts in accordance with Section 1.12(b), the Administrative Agent will withdraw from such Non-Extending Committed Purchaser’s Term-Out Period Account an amount equal to such Non-Extending Committed Purchaser’s share of the Aggregate Investment and cause such funds to be immediately applied to purchase the Investments of the Conduit Purchaser (or Related Committed Purchaser or Liquidity Provider, if applicable).  During the Term-Out Period, all additional Purchases to be made by any Non-Extending Committed Purchaser pursuant to Section 1.1 shall be made by such Non-Extending Committed Purchaser by withdrawing funds from such Non-Extending Committed Purchaser’s Term-Out Period Account.  Section 1.2 shall be applicable in respect of Term-Out Period Account Funded Purchases.

(d)           Maturity.  All Term-Out Period Deposits shall be due and payable in full on the Facility Termination Date.

(e)           Use of Proceeds; Security Interest in Term-Out Period Account.  The Seller hereby agrees that (i) amounts withdrawn from each Term-Out Period Account shall be used solely for the purpose of funding Purchases from time to time and (ii) the making of any Purchases from any Term-Out Period Account shall be subject to satisfaction of the applicable conditions set forth in Section 2 of Exhibit II.  The Seller hereby grants to each Non-Extending Committed Purchaser a security interest in such Non-Extending Committed Purchaser’s Term-Out Period Account, all funds from time to time credited to the Term-Out Period Account, all financial assets (including, without limitation, Permitted Investments) from time to time acquired with any such funds or otherwise credited to the Term-Out Period Account, all interest, dividends, cash, instruments and other investment property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds or such financial assets, and all proceeds of, collateral for, and supporting obligations relating to any and all of the foregoing.  The grant of a security interest by the Seller to each such Non-Extending Committed Purchaser pursuant to this Section secures the payment of the Seller’s obligation to repay the Term-Out Period Deposits, and to pay interest thereon, pursuant to the terms of this Credit Agreement.

(f)            Payments during the Term-Out Period.  Notwithstanding anything herein to the contrary, all payments of Collections with respect to any Term-Out Period Account Funded Purchases distributed and applied pursuant to Section 1.5 during the Term-Out Period, other than payments of Yield, fees, expenses and Indemnified Amounts, shall be made to the related Term-Out Period Account and be part of the related Term-Out Period Deposit of the related Non-Extending Committed Purchaser, and all other payments (including Yield, Fees, and, to the extent such amounts are payable under Section 1.4(a), expenses and Indemnified

Amounts) shall be remitted to the Concentration Account to be held and paid out pursuant to Section 1.4(a).

(g)           Earnings in Term-Out Period Accounts.  Earnings on any Permitted Investments in a Term-Out Period Account shall be retained by or paid to the applicable Non-Extending Committed Purchaser.  Such Non-Extending Committed Purchaser shall also be entitled to payment from the Seller of the Unused Fee as described in the Fee Letter in all respects with respect to amounts on deposit in the Term-Out Period Account.  Such Non-Extending Committed Purchaser shall also be entitled to payment of Yield on all Term-Out Period Account Funded Purchases but shall not be entitled to payment of Yield on any amounts while such amounts are retained in the Term-Out Period Account.  Upon the occurrence of the Facility Termination Date, amounts on deposit in each Term-Out Period Account shall be withdrawn by and repaid to the applicable Non-Extending Committed Purchaser as repayment of the related Term-Out Period Deposit.”

(b)           Section 6.3 of the Receivables Purchase Agreement is hereby amended by adding a new clause (g) at the end thereof to read as follows:

“(g)         Nothing in this Section 6.3 or any other provision in this Agreement to the contrary shall restrict an assignment or other transfer of any Purchase or Investment or portion thereof, or a participating interest in any Purchase or Investment or portion thereof, by any Purchaser to a Federal Reserve Bank (provided, for the avoidance of doubt, that no Commitment or any portion thereof may be assigned except in compliance with Section 6.03(c)), but no such assignment to a Federal reserve Bank shall release the assigning Purchaser from its obligations hereunder.”

(c)           The definition of “Yield” in Exhibit I to the Receivables Purchase Agreement is hereby amended by restating clause (b) therein in its entirety to read as follows:

“(b)         for each day during such Fixed Period to the extent such Purchased Interest (i) will be funded on such day by the Conduit Purchaser under the Liquidity Facility, (ii) has been purchased by the Liquidity Agent as agent for the Liquidity Banks, or (iii) is funded out of a Term-Out Period Account, the Alternate Rate;”

(d)           The following definitions are hereby added to Exhibit I to the Receivables Purchase Agreement in the appropriate alphabetic sequence:

“Non-Extending Committed Purchaser” means any Related Committed Purchaser that does not consent to a request to extend its Commitment Expiry Date pursuant to Section 1.12(a) of the Receivables Purchase Agreement.

“Term-Out Period” means, with respect to any Non-Extending Committed Purchaser, the period commencing on the date, if any, on which such Non-Renewing Purchaser establishes its Term-Out Period Account and makes the initial deposit therein pursuant to Section 1.12(b) of the Receivables Purchase Agreement and ending on the Facility Termination Date.

“Term-Out Period Account” means, for any Related Committed Purchaser, the Term-Out Period Account in the name of the Seller maintained by such Related Committed Purchaser during the Term-Out Period, if any, and under the control and dominion of such Related Committed Purchaser, to secure the Seller’s obligation to repay the Term-Out Period Deposit made by the Related Committed Purchaser.

“Term-Out Period Account Funded Purchase” means any Purchase made by a Related Committed Purchaser which is funded by a withdrawal from such Related Committed Purchaser’s Term-Out Period Account.

“Term-Out Period Deposit” shall mean, as of any date of determination in respect of any Related Committed Purchaser, the amount deposited by such Related Committed Purchaser into such Related Committed Purchaser’s Term-Out Period Account pursuant to Section 1.12(b) of the Receivables Purchase Agreement, minus any Term-Out Period Account Funded Purchases made by such Related Committed Purchaser, plus any Collections that are paid to such Term-Out Period Account.  The term “Term-Out Period Deposit” does not include any Term-Out Period Account Funded Purchase.

(e)           Clause 2(c)(v) of Exhibit II to the Receivables Purchase Agreement is hereby restated in its entirety to read as follows:

“(v)         the Facility Termination Date shall not have occurred, and either

(i) at least one Related Committed Purchaser shall have a Commitment in full force and effect, or

(ii) at least one Term-Out Period Account shall have been established and funded, and the Term-Out Period Deposit shall not have been repaid to the applicable Related Committed Purchaser.”

(f)            A new Section 3 is hereby added at the end of Exhibit II to the Receivables Purchase Agreement to read as follows:

“3.           Conditions Precedent to Funding the Term-Out Period Account. Any Related Committed Purchaser’s obligation to fund its Term-Out Period Account in accordance with Section 1.12(b) hereunder shall be subject to the conditions precedent that, on the date on which such Term-Out Period Account is funded:

(a)           the following statements shall be true (and acceptance of the proceeds of such funding of the Term-Out Period Account shall be deemed a representation and warranty by the Seller and the Servicer that such statements are then true):

(i)            no event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event;

(ii)           the Facility Termination Date shall not have occurred; and

(iii)          the representations and warranties set forth in Sections 1(a)-(d) of Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such purchase or reinvestment as though made on and as of such date and shall be deemed to have been made on such date; and

(b)           the Seller, the Administrative Agent, the Related Committed Purchaser and Crédit Agricole Corporate and Investment Bank, as account bank, shall have entered into a written agreement setting forth that the account bank will only accept instructions with respect to the Term-Out Period Account from the Administrative Agent without further action from the Seller, and that the Seller will have no right to direct the disposition of funds in the Term-Out Period Account.

ARTICLE III
CONDITIONS TO EFFECTIVENESS

SECTION 3.1  Amendment Effective Date.  This Agreement and the provisions contained herein shall become effective as of the date hereof, provided that Crédit Agricole shall have, in form and substance satisfactory to it, received an original counterpart (or counterparts) of this Agreement executed by each of the parties hereto.

ARTICLE IV
NOTICE, CONFIRMATION, ACKNOWLEDGEMENT,
RELEASE AND REPRESENTATIONS AND WARRANTIES

SECTION 4.1  Notice.  Each party hereto hereby acknowledges timely notice of the execution of this Agreement and of the transactions and amendments contemplated hereby.  Each party hereto hereby waives any notice requirement contained in the Transaction Documents with respect to the execution of this Agreement.

SECTION 4.2  Confirmation of the Subject Documents.  The parties hereto each hereby acknowledge and agree that, except as herein expressly amended, the Receivables Purchase Agreement and each other Transaction Document are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective  terms.

SECTION 4.3  Representations and Warranties.  By its signature hereto, each party hereto hereby represents and warrants that, before and after giving effect to this Agreement, as follows:

(a)           Its representations and warranties set forth in the Transaction Documents (as amended hereby) are true and correct as if made on the date hereof, except to the extent they expressly relate to an earlier date, and except for matters that have been disclosed to Crédit Agricole in writing; and

(b)           No Termination Event (as defined in the Receivables Purchase Agreement) has occurred and is continuing.

ARTICLE V
MISCELLANEOUS

SECTION 5.1  GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 5.2  Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

SECTION 5.3  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

SECTION 5.4  Entire Agreement.  This Agreement, the Receivables Purchase Agreement, as amended by this Agreement, and the other Transaction Documents, as amended by this Agreement, embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

SECTION 5.5  Headings.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation hereof or thereof.

SECTION 5.6  Severability.  If any provision of this Agreement, or the application thereof to any party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any jurisdiction), the remaining terms of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms of this Agreement so long as this Agreement, as so modified, continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

SECTION 5.7  SUBMISSION TO JURISDICTION.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

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